

PROSPECTUS SUPPLEMENT                                                                  FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED MARCH 12, 1998)      RULE 424(B)(3)
PROSPECTUS NUMBER: 1669




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $100,000,000           ORIGINAL ISSUE DATE:          March 19, 1998


CUSIP NUMBER:           59018SB86              STATED MATURITY DATE:         April 14, 1999


INTEREST CALCULATION:                          DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                 /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                 / / 30/360
(FIXED INTEREST RATE):                         / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                      / / COMMERCIAL PAPER RATE
/ / CMT RATE                                   / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                 / / CD RATE
/ / FEDERAL FUNDS RATE                         / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                           DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                             LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                              LIBOR REUTERS PAGE:


INDEX MATURITY:         One Month              MINIMUM INTEREST RATE:        Not Applicable


SPREAD:                 -0.050%                MAXIMUM INTEREST RATE:        Not Applicable


INITIAL INTEREST RATE:  5.6375%                SPREAD MULTIPLIER:            Not Applicable


INTEREST RESET DATES:   Monthly on the 14th of each month, commencing April 14, 1998 through the
                        Maturity Date; subject to modified following business day convention.


INTEREST PAYMENT DATES: Monthly on the 14th of each month, commencing April 14, 1998 through the
                        Maturity Date; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  March 16, 1998

